Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of Luminent Mortgage Capital, Inc. on Form S-11, filed under Rule 462(b), which incorporates by reference Amendment No. 5 to Registration Statement No. 333-107984 of Luminent Mortgage Capital, Inc. on Form S-11, of our report dated August 6, 2003, appearing in the Prospectus, which is a part of Registration Statement No. 333-107984. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

December 18, 2003